Exhibit 10.12

AMENDMENT TO ZEOLYST ENTERPRISES JOINT VENTURE PARTNERSHIP

BETWEEN

PQ CORPORATION AND SHELL POLYMERS AND CATALYSTS ENTERPRISES INC.

DATED FEBRUARY 1, 1988

Pursuant to Paragraph 20.1 of the above referenced Agreement, Paragraph 9.2(ix) of the same Agreement is deleted in its entirety and replaced with the following:

(ix) Approve or authorize any capital project or expenditure in excess of $500,000 in the case of the Management Committee or $75,000 in the case of the officers;

AGREED TO THIS 18th DAY OF October, 2002

PQ CORPORATION	SHELL CATALYST VENTURES INC. (formerly known as Shell Polymers and Catalysts Enterprises Inc.)

By: /s/ Stanley W. Silverman	By: /s/ Raymond T. Collins
Name: Stanley W. Silverman	Name: Raymond T. Collins
Title: President	Title: President